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                                                                    EXHIBIT 23.2



                          COBITZ, VANDENBERG & FENNESSY


                         CONSENT OF INDEPENDENT AUDITORS

As independent auditor, we hereby consent to the inclusion of our Independent Auditors' Report, dated as of February 6, 1998, for SuburbFed Financial Corp. as an exhibit in the Annual Report on Form 10-K for the year ended December 31, 1998 of CFS Bancorp, Inc., and to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62053) and (No. 333-62049) of CFS Bancorp, Inc. of such Independent Auditors' Report.


                                      /s/ Cobitz, Vandenberg & Fennessy
                                      ---------------------------------
                                      Cobitz, Vandenberg & Fennessy


Palos Hills, Illinois
March 26, 1999